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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  ___________

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                DATE OF REPORT
                       (DATE OF EARLIEST EVENT REPORTED)
                                MARCH 8, 1999

                         HCC INSURANCE HOLDINGS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          STATE OR OTHER         COMMISSION        IRS EMPLOYER
          JURISDICTION           FILE NUMBER:      IDENTIFICATION
          OF INCORPORATION:                        NUMBER:

          DELAWARE               0-20766           NO. 76-0336636


                            13403 NORTHWEST FREEWAY
                           HOUSTON, TEXAS 77040-6094
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                        REGISTRANT'S TELEPHONE NUMBER,
                     INCLUDING AREA CODE - (713) 690-7300


                      __________________________________

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ITEM 5.  OTHER EVENTS.

         On March 8, 1999, HCC Insurance Holdings, Inc. ("HCC") executed a Loan Agreement ($150,000,000 Revolving Loan Facility and $100,000,000 Short Term Revolving Loan Facility) (the "Facility") with a syndicate of financial institutions led by Wells Fargo Bank (Texas), National Association ("Wells Fargo") as agent and lender and NationsBank, N.A. as documentation agent and lender. Under the Facility, borrowings may be made from time-to-time by HCC for general corporate purposes through the Short Term Revolving Loan Facility until the expiration of the Short Term Revolving Loan Facility on March 7, 2000 and through the Revolving Loan Facility until its expiration on February 28, 2002. Outstanding loans under the Facility bear interest at HCC's option at rates related to current LIBOR or the announced prime rate of Wells Fargo. The loan is secured in part by the pledge of the stock of Avemco Insurance Company, Houston Casualty Company and U.S. Specialty Insurance Company, three of HCC's insurance company subsidiaries and by the pledge of stock in and guaranties entered into by HCC's principal agency subsidiaries. HCC has made standard affirmative and negative covenants consistent with facilities of this type. The initial funding from the Facility will be used, among other things, to refinance existing outstanding loans under a $120,000,000 revolving credit facility with Wells Fargo and other lenders.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         10.1 Loan Agreement ($150,000,000 Revolving Loan Facility and $100,000,000 Short Term Revolving Loan Facility) dated as of March 8, 1999 among HCC Insurance Holdings, Inc. as borrower, Wells Fargo Bank (Texas), National Association, as agent and as a lender, NationsBank, N.A. as documentation agent and as a lender, and the other lenders now or hereafter parties hereto.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HCC INSURANCE HOLDINGS, INC.

                                     -------------------------------------------
                                     (Registrant)


                                     /s/ Frank J. Bramanti
                                     -------------------------------------------
                                     Frank J. Bramanti, Executive Vice President


Dated:  March 12, 1999